FORBEARANCE AND AMENDMENT AGREEMENT

     THIS FORBEARANCE AND AMENDMENT AGREEMENT (this "Agreement"), dated as of September 7, 2006 among Electronic Sensor Technology, Inc., a Nevada corporation (the "Company"), Midsummer Investment, Ltd. ("Midsummer") and Islandia L.P. ("Islandia") (each of Midsummer and Islandia, including its successors and assigns, also referred to as a "Holder" and collectively the "Holders"). The Holders are the holders of the Company's 8% Convertible Debentures due December 7, 2009 (the "Debentures") issued pursuant to that certain Securities Purchase Agreement, dated December 7, 2005, by and among the Company and the Holders (the "Purchase Agreement"), and those certain common stock purchase warrants issued pursuant to the Purchase Agreement (the "Warrants"). Capitalized terms used herein and not otherwise defined herein that are defined in the Securities Purchase Agreement shall have the same meaning herein as therein defined.

                             Preliminary Statement:

     A. Events of Default have occurred under Sections 8(a) of the Debentures, including but not limited to, Events of Default occurring as a result of the Company's failure to cause the Registration Statement to be declared effective within 180 days of the Closing Date and failure to pay accrued and unpaid liquidated damages on a timely basis (collectively, the "Existing Defaults").

     B. Subject to the terms and conditions set forth herein, Holders have agreed (i) to forbear from exercising the available rights and remedies arising as a result of the Existing Defaults until February 28, 2007 (the "Available Remedies"), and (ii) other than the adjustments provided for hereunder, to forbear from exercising their right to an adjustment to the exercise price of the Warrants pursuant to Section 3(h) of the Warrants until February 28, 2007.

     C. In negotiating this Agreement with the Holders, the Company believes it has acted in good faith and in the best interest of all of the shareholders of the Company and the Holders.

     NOW, THEREFORE, the parties to this Agreement, for adequate and sufficient consideration, the receipt of which is hereby acknowledged, do hereby agree as follows:

     1.   Forbearance by Holders.

          (a) The Company hereby acknowledges the current and continuing existence of the Existing Defaults. Subject to the terms and provisions of this Agreement, until the earlier of (i) February 28, 2007 and (ii) the date, if any, upon which the Company breaches any other obligation to the Holders under the Transaction Documents or this Agreement not otherwise subject to this Agreement (the "Forbearance Termination Date"), the Holders, severally and not jointly, agree to forbear from exercising the Available Remedies and any rights and remedies that will be available to the Holders solely as a result of the Company's failure to cause the Registration Statement to be declared effective within 180 days of the Closing Date and failure to pay accrued and unpaid liquidated damages prior to the date hereof.
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          (b)  Forbearance of Warrant Adjustments. The Company hereby acknowledges the reduction, and continued reduction, of the Exercise Price pursuant to Section 3(h) of the Warrants on account of the Company's failure to secure the effectiveness of the Registration Statement. Subject to the terms and provisions of this Agreement, until the Forbearance Termination Date, the Holders, severally and not jointly, agree to a standstill of the automatic $0.03 per 30-day reduction of the Exercise Price of the Warrants set forth in Section 3(h) of the Warrants; provided, however, that after the Forbearance Termination Date any such adjustment that would have otherwise occurred if not for the standstill shall be immediately and retroactively applied to the Exercise Price of the Warrant.

          (c) Forbearance Only. This Agreement constitutes a forbearance only and does not and shall not constitute a waiver by Holders of any Event of Default, a cumulative and accrued adjustment to the Exercise Price of the Warrants pursuant to Section 3(h) of the Warrants or, except as specifically provided herein, an amendment or modification of the Purchase Agreements or any other Transaction Documents. Except to the extent of the forbearance contained in Sections 1(a) and 1(b) of this Agreement, each Holder reserves all of its rights, remedies, powers and privileges under the Purchase Agreement, the Debentures and Transaction Documents and otherwise with respect to any existing or future Events of Default (other than an Existing Default prior to the Forbearance Termination Date) and after the Forbearance Termination Date, the Existing Defaults and the cumulative and accrued reduction in the Exercise Price of the Warrants that would have occurred if not for this Agreement. Except as expressly set forth in this Agreement, no waiver, consent, agreement, amendment, renewal, extension, modification, standstill, release or understanding of any kind or nature whatsoever shall be binding on Holders unless and until one or more counterparts of a document in writing specifically affirming the same has been executed by Holders. No failure or delay by Holders with respect to exercising any right, remedy, power or privilege under the Purchase Agreement, the Transaction Documents or otherwise shall operate as a waiver thereof or any acquiescence therein.

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     2.   Reduction in Conversion Price. Effective immediately and forevermore, the Conversion Price of the Debentures is hereby reduced to equal $0.40, subject to further adjustment therein. Such adjustment is automatic upon the execution of this Agreement by the Company and promptly upon request by a Holder and surrender of the Debenture certificate to the Company, the Company shall deliver to the Holder a replacement Debenture certificate evidencing such reduced Conversion Price.

     3. Reduction in Exercise Price. Effective immediately and forevermore, the Exercise Price of the Warrants is hereby reduced to equal $0.43, subject to further adjustment therein, subject to Section 1(b) above. Such adjustment is automatic upon the execution of this Agreement by the Company and promptly upon request by a Holder and surrender of its Warrant certificate to the Company, the Company shall deliver to the Holder a replacement Warrant certificate evidencing such reduced Exercise Price.

     4.   Appointment of Directors; Creation of Committee.

          (a) Within 14 days of the date hereof, the Company shall have appointed (or caused its board of directors to appoint) one Person selected by Midsummer (together with any successor appointed below, the "Midsummer Designee"), at Midsummer's sole discretion, as a member of the Company's board of directors. In addition, within 14 days of the date hereof, Midsummer will nominate an additional Person to serve as an independent director subject to the approval of a majority of the directors of the Board; provided that the board may only reject a nominee in good faith and with cause pursuant to a written explanation to Midsummer (unless the Midsummer Designee participated in such decision) and provided further that Midsummer shall have the right to nominate a new nominee at every meeting of the board of directors for approval hereunder until such a nominee is approved (the "Midsummer Nominee"). Until such time as Midsummer (i) determines that it no longer wishes to control such appointment and/or nomination or (ii) ceases to beneficially own (ignoring for such purposes any conversion or exercise caps or limitations) at least 5 million shares (subject to adjustment for reverse and forward stock splits and the like) of the Company's common stock on a fully diluted and fully converted or exercised basis, the Company shall use reasonable best efforts to nominate, solicit proxies and recommend that shareholders vote in favor of the Midsummer Designee and/or the Midsummer Nominee, each as a director, or their respective replacement directors, as selected by Midsummer, in Midsummer's sole discretion, for re-election as directors of the Company at each annual meeting or special meeting of the shareholders of the Company at which the election of directors is a matter to be acted upon. The Company shall take all further actions reasonably necessary to satisfy the covenants herein. The Company shall not increase the number of directors to more than 9 members, including the two directors appointed/nominated by Midsummer, without the consent of Midsummer.

          (b) The parties agree that planning for the succession of sound management is important to all shareholders of the Company and the Holders. As soon as practicable following the appointment of the Midsummer Designee as a director but in no event later than 30 days from the date hereof, the board of directors of the Company shall create a special committee of 3 board members comprised of one director chosen by Midsummer,

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

     one independent director and one appointee of the founding shareholders for the purpose of searching for and hiring a chief operating officer ("COO") of the Company (the "Search Committee"). In identifying a candidate, the Search Committee shall search for a candidate with the potential to become the chief executive officer of the Company ("CEO"), as well as serving immediately as COO. Upon the selection by the Search Committee, such candidate shall be presented to the full board of directors for its consideration. If the board approves of such candidate, the Company shall promptly hire such candidate for the position of COO of the Company on an interim and trial basis for up to 3 months. At the end of such interim period, the board of directors shall meet to decide whether the board believes that such candidate should be promoted to CEO or released. If the board of directors determines that such candidate should not be promoted to CEO, the Search Committee shall immediately commence another search for a Person with potential to become the CEO of the Company. The Company shall use its reasonable best efforts to assist the Search Committee in the discharge of the duties of the Search Committee.

     5.   Conditions Precedent. Notwithstanding any contrary provisions,
Section 1 above shall not be effective unless and until:

          (a) the representations and warranties in this Agreement are true and correct as of the date hereof; and

          (b) no Event of Default (other than the Existing Defaults) shall have occurred and be continuing and no event or condition shall have occurred, that with the giving of notice or lapse of time or both would be an Event of Default (except for the Existing Defaults).

     6. Representations and Warranties of the Company. The Company hereby makes to each Holder the following representations and warranties:

          i. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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

          ii. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

          iii. Affirmation of Prior Representations and Warranties. Except as set forth under the corresponding section of the disclosure schedules attached to the Purchase Agreements and except as set forth on Schedule 5 attached hereto, all representations and warranties of the Company contained in the Purchase Agreement were true and correct when made and remain true and correct as of the date hereof, as though made at and as of the date hereof. Except as set forth herein or on Schedule 5(iii) attached hereto, the Company has performed all of the covenants of the Company contained in the applicable Transaction Documents to be performed by the Company through the date hereof.

          iv. Other Events of Defaults. As of the date of this Agreement, to the knowledge of the Company, no Event of Default (other than the Existing Default) exists.

     7. Representations and Warranties of the Holders. Each Holder hereby, for itself and for no other Holder, represents and warrants as of the date hereof to the Company as follows:

          i. Authority. The execution, delivery and performance by such Holder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Holder. This Agreement has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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

          ii. Affirmation of Prior Representations and Warranties. Such Holder hereby represents and warrants to the Company that its representations and warranties listed in Section 3.2 of the applicable Purchase Agreement are true and correct as of the date hereof.

     8. Delivery of Opinion. Concurrently herewith, the Company shall deliver to the Holders an opinion of outside counsel in form and substance substantially similar to the opinion delivered to the Holders pursuant the Purchase Agreement and which opinion shall be reasonably acceptable to the Holders.

     9. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the Holders under the Transaction Documents.

     10. Release of all Claims. THE COMPANY HEREBY UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES EACH HOLDER AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, ACCOUNTANTS, CONSULTANTS, ADVISORS AND ATTORNEYS (COLLECTIVELY, THE "BENEFITED PARTIES") FROM ALL CLAIMS (AS DEFINED BELOW) AND AGREES TO INDEMNIFY THE BENEFITED PARTIES, AND HOLD THEM HARMLESS FROM ANY AND ALL CLAIMS, LOSSES, CAUSES OF ACTION, COSTS AND EXPENSES OF EVERY KIND OR CHARACTER IN CONNECTION WITH THE CLAIMS. AS USED IN THIS AGREEMENT, THE TERM "CLAIMS" MEANS ANY AND ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTIONS, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART IN CONNECTION WITH SUCH HOLDERS OBLIGATIONS UNDER THE PURCHASE AGREEMENT, WHICH THE COMPANY, OR ANY OF ITS AGENTS, EMPLOYEES OR AFFILIATES MAY NOW OR HEREAFTER HAVE OR CLAIM AGAINST ANY OF THE BENEFITED PARTIES AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR OTHERWISE IN CONNECTION WITH ANY OF THE TRANSACTION AGREEMENTS, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE MAXIMUM RATE ON INTEREST CHARGEABLE UNDER APPLICABLE LAW AND ANY LOSS, COST OR DAMAGE, OF ANY KIND OR CHARACTER, ARISING OUT OF OR IN ANY WAY CONNECTED WITH OR IN ANY WAY RESULTING FROM THE ACTIONS OR OMISSIONS OF THE BENEFITED PARTIES, INCLUDING ANY BREACH OF FIDUCIARY DUTY, BREACH OF ANY DUTY OF GOOD FAITH OR FAIR DEALING, UNDUE INFLUENCE, DURESS, ECONOMIC COERCION, CONFLICT OF INTEREST, NEGLIGENCE, BAD FAITH, MALPRACTICE, VIOLATIONS . THE COMPANY AGREES THAT NONE OF THE BENEFITED PARTIES HAS FIDUCIARY OR SIMILAR OBLIGATIONS TO THE COMPANY OR ANY AGENTS, EMPLOYEES OR AFFILIATES OF THE COMPANY AND THAT THEIR RELATIONSHIPS ARE STRICTLY THAT OF CREDITOR AND DEBTOR. THIS RELEASE IS ACCEPTED BY HOLDERS PURSUANT TO

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

THIS AGREEMENT AND SHALL NOT BE CONSTRUED AS AN ADMISSION OF LIABILITY BY HOLDERS OR ANY OTHER BENEFITED PARTY.

THE COMPANY ACKNOWLEDGES THAT THE FOREGOING PROVISIONS ARE INTENDED TO RELEASE HOLDERS FROM LIABILITY AND/OR INDEMNIFY AND HOLD HARMLESS HOLDERS FOR, AMONG OTHER THINGS, THE ORDINARY NEGLIGENCE OF HOLDERS. THE COMPANY AGREES THAT THE RELEASE AND/OR INDEMNITY PROVISIONS CONTAINED IN THIS AGREEMENT ARE CAPTIONED TO CLEARLY IDENTIFY THE RELEASE AND/OR INDEMNITY PROVISIONS AND, THEREFORE, ARE SO CONSPICUOUS THAT THE COMPANY HAS FAIR NOTICE OF THE EXISTENCE AND CONTENTS OF SUCH PROVISIONS.

     11. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Holder.

     12. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

     13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the applicable Purchase Agreement.

     14. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

     15. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreements.

     16. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that

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they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     17. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     18. Independent Nature of Holders' Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holders hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this Forbearance and
Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


ELECTRONIC SENSOR TECHNOLOGY, INC.                Address for Notice:

                                                  1077 Business Center Circle
                                                  Newbury Park, California 91320
By: /s/ Teong C. Lim
    --------------------------
    Name:  Teong C. Lim
    Title: President and Chief
           Executive Officer

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                       SIGNATURE PAGE FOR HOLDER FOLLOWS]

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

      [HOLDER SIGNATURE PAGES TO ESNR FORBEARANCE AND AMENDMENT AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Forbearance and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Midsummer Investment, Ltd.

Signature of Authorized Signatory of Holder: /s/ Michel A. Amsalem

Name of Authorized Signatory: Michel A. Amsalem

Title of Authorized Signatory: Director

Wire Instructions of Holder:

                           [SIGNATURE PAGES CONTINUE]

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

      [HOLDER SIGNATURE PAGES TO ESNR FORBEARANCE AND AMENDMENT AGREEMENT]

         IN WITNESS WHEREOF, the undersigned have caused this Forbearance and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Islandia, L.P.

Signature of Authorized Signatory of Holder: /s/ Edgar R. Berner

Name of Authorized Signatory: Edgar R. Berner

Title of Authorized Signatory: VP of John Lang, Inc., General Partner

Wire Instructions of Holder:

                           [SIGNATURE PAGES CONTINUE]

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